UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2012 (June 19, 2012)

AMERICAN REALTY CAPITAL PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Recent Property Acquisitions

As described in Item 2.01 below, American Realty Capital Properties, Inc. (“we” or the “Company”), through our sponsor, entered into purchase and sale agreements to purchase 21 single-tenant, freestanding primarily net leased properties with an aggregate of 263,618 leasable square feet located in 10 states, for an aggregate purchase price of approximately $26.2 million (excluding closing costs). The purchase of each of the proposed property acquisitions was subject to execution of tenant estoppels and other customary closing conditions, which was completed on June 19, 2012. The Company closed its acquisition of the properties on June 19, 2012 and June 20, 2012.

A description of the acquisitions and the properties is included in Item 2.01 — Completion of Acquisition or Disposition of Assets, and is incorporated herein by reference in its entirety.

Mrs. Baird’s Distribution Facility

On February 9, 2012, we, through our sponsor, entered into a purchase and sale agreement to acquire the fee-simple interest in a Mrs. Baird’s distribution facility located in Dallas, Texas. The seller of the property is East Dallas BW, Ltd. The seller does not have a material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the acquisition of the property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller.

The contract purchase price of the Mrs. Baird’s distribution facility is approximately $6.2 million, exclusive of closing costs. We intend to fund 100% of the purchase with cash and funds received by making an additional draw under our revolving credit facility.

The Mrs. Baird’s distribution facility contains approximately 75,000 rentable square feet and is 100% leased to Mrs. Baird’s Bakeries Business Trust. The lease is guaranteed by a wholly owned subsidiary of Grupo Bimbo SAB de CV, which has an investment grade credit rating as determined by major credit rating agencies. The net lease has a 15-year term, with approximately 5.3 years remaining. Rent increases every three years equivalent to the change in the consumer price index.

The lease is net, whereby the tenant is to pay substantially all operating expenses and the landlord pays for structural expenditures. The annualized rental income for the property will be approximately $0.6 million, or $8.48 per rentable square foot.

Reckitt Benckiser (French's Mustard) Building

On June 7, 2012, we, through our sponsor, entered into a purchase and sale agreement to acquire the fee-simple interest in the Reckitt Benckiser - French's Mustard office building located in Chester, NJ. The seller of the property is Prospect Square, LLC. The seller does not have a material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the acquisition of the property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller.

The contract purchase price of the Reckitt Benckiser - French's Mustard office building is approximately $10.0 million, exclusive of closing costs. We intend to fund 100% of the purchase with cash and funds received by making an additional draw under our revolving credit facility.

The Reckitt Benckiser - French's Mustard office building contains approximately 32,000 rentable square feet and is 100% leased to Reckitt Benckiser Plc. (LSE: RB), a British multinational consumer goods company headquartered in Slough, United Kingdom, which carries an investment grade credit rating as determined by major credit rating agencies. The net lease has a 10-year term, with approximately 5.9 years remaining. The lease contains one rental escalation of 8.7% in year eight. The lease contains one five-year renewal option.

The lease is net, whereby the tenant is to pay substantially all operating expenses and the landlord pays for roof and structural expenditures. The annualized rental income for the property will be approximately $0.9 million, or $28.75 per rentable square foot.

Item 2.01. Completion of Acquisition or Disposition of Assets.

U.S. Drug Enforcement Administration Building

On January 5, 2012, we, through our sponsor, entered into a purchase and sale agreement to acquire the fee-simple interest in a U.S. Drug Enforcement Administration building located in Plattsburgh, New York. The purchase and sale agreement was subsequently amended on January 19, 2012 and February 14, 2012. On June 19, 2012, we closed on the acquisition and acquired the property through an indirect wholly-owned subsidiary of our operating partnership. The seller of the property was DHC of Plattsburgh, LLC. The seller does not have a material relationship with us and the acquisition was not an affiliated transaction.

The contract purchase price of the U.S. Drug Enforcement Administration building was $5.8 million, exclusive of closing costs. We funded 100% of the purchase with cash. We may seek to obtain financing on the property post-closing. However, there is no guarantee that we will be able to obtain financing on terms we believe are favorable, or at all.

The property contains 18,640 rentable square feet and is 100% leased to the United States of America (the “United States”), which occupies the property as the U.S. Drug Enforcement Administration. The original lease term is 10 years with approximately 6.3 years remaining. The lease does not contain rental escalations and is not renewable.

The lease is a modified gross lease, whereby the tenant is required to pay a proportionate share of certain other costs associated with the property, such as property taxes, utilities, insurance and maintenance, in addition to base rent. The annualized net operating rental income for the initial lease term is approximately $0.6 million, or $34.73 per rentable square foot.

U.S. Fish & Wildlife Service Building

On March 3, 2012, we, through our sponsor, entered into a purchase and sale agreement to acquire the fee-simple interest in a U.S. Fish & Wildlife Service building located in Gloucester, Virginia. On June 20, 2012, we closed on the acquisition and acquired the property through an indirect wholly-owned subsidiary of our operating partnership. The seller of the property was U.S. F&W, LLC. The seller does not have a material relationship with us and the acquisition was not an affiliated transaction.

The contract purchase price of the U.S. Fish & Wildlife Service building was $2.2 million, exclusive of closing costs. We funded 100% of the purchase with cash. We may seek to obtain financing on the property post-closing. However, there is no guarantee that we will be able to obtain financing on terms we believe are favorable, or at all.

The property contains 10,392 rentable square feet and is 100% leased to the United States, which occupies the property as the U.S. Fish & Wildlife Service. The original lease term is 20 years with approximately 4.7 years remaining.

The lease is a modified gross lease, whereby the tenant is required to pay a proportionate share of certain other costs associated with the property, such as property taxes, utilities, insurance and maintenance, in addition to base rent. The annualized net operating rental income for the initial lease term is approximately $0.3 million, or $25.73 per rentable square foot.

U.S. Forest Service Building

On December 9, 2011, we, through our sponsor, entered into a purchase and sale agreement to acquire the fee-simple interest in a U.S. Forest Service building located in Warren, Pennsylvania. The purchase and sale agreement was amended on March 23, 2012. On June 19, 2012, we closed on the acquisition and acquired the property through an indirect wholly-owned subsidiary of our operating partnership. The seller of the property was Ashford/Warren Associates, L.P. The seller does not have a material relationship with us and the acquisition was not an affiliated transaction.

The contract purchase price of the U.S. Forest Service building was approximately $3.9 million, exclusive of closing costs. We funded 100% of the purchase with cash. We may seek to obtain financing on the property post-closing. However, there is no guarantee that we will be able to obtain financing on terms we believe are favorable, or at all.

The property contains 22,509 rentable square feet and is 100% leased to the United States, which occupies the property as the U.S. Forest Service. The original lease term is 10 years with approximately 6.3 years remaining. A rental increase of 2.6% will occur in year six. The lease contains two renewal options of five years each.

The lease is a modified gross lease, whereby the tenant is required to pay a proportionate share of certain other costs associated with the property, such as property taxes, utilities, insurance and maintenance, in addition to base rent. The annualized net operating rental income for the initial lease term is approximately $0.4 million, or $19.02 per rentable square foot.

U.S. Army Corps of Engineers and U.S. Probation Office Building

On March 27, 2012, we, through our sponsor, entered into a purchase and sale agreement to acquire the fee-simple interest in the U.S. Army Corps of Engineers and U.S. Probation Office building located in Mobile, Alabama. On June 19, 2012, we closed on the acquisition and acquired the property through an indirect wholly-owned subsidiary of our operating partnership. The seller of the property was St. Michael, LLC. The seller does not have a material relationship with us and the acquisition was not an affiliated transaction.

The contract purchase price of the property was approximately $6.4 million, exclusive of closing costs. We funded 100% of the purchase with cash. We may seek to obtain financing on the property post-closing. However, there is no guarantee that we will be able to obtain financing on terms we believe are favorable, or at all.

The property contains 39,468 rentable square feet and is 100% leased to the United States, which occupies the property as the U.S. Army Corps of Engineers and the U.S. Probation Office. The original lease terms are 6 years with approximately 4.9 years remaining. The leases do not contain rental escalations and are not renewable.

The leases are modified gross leases, whereby the tenant is required to pay a proportionate share of certain other costs associated with the property, such as property taxes, utilities, insurance and maintenance, in addition to base rent. The annualized net operating rental income for the initial lease terms are approximately $0.9 million, or $21.97 per rentable square foot.

Dollar General Portfolio

On December 31, 2011, we, through our sponsor, entered into a purchase and sale agreement to acquire the fee-simple interests in 16 Dollar General stores. The purchase and sale agreement was subsequently amended on February 27, 2012. On June 19, 2012, we closed on the acquisition and acquired the properties through an indirect wholly-owned subsidiary of our operating partnership. The sellers of the properties were Grisham Land & Cattle, LLC and three of its partners. The sellers do not have a material relationship with us and the acquisition was not an affiliated transaction.

The contract purchase price of the 16 Dollar General stores was approximately $6.0 million, exclusive of closing costs. We funded 100% of the purchase with cash. We may seek to obtain financing on the properties post-closing. However, there is no guarantee that we will be able to obtain financing on terms we believe are favorable, or at all.

Each of the properties is 100% leased to a wholly owned subsidiary of Dollar General (NYSE: DG), and all of the leases are guaranteed by Dollar General, which carries an investment grade credit rating as determined by major credit rating agencies. The properties total 134,102 rentable square feet. The leases have remaining terms between two and 13 years, with a weighted average remaining term of approximately 5.3 years. Two of the leases contain fixed rental escalations. The leases are net whereby the tenant is to pay substantially all operating expenses, in addition to base rent. Each original lease term was between five and 15 years.

The table below contains information concerning the lease term remaining at acquisition (years), renewal options, rentable square footage and rental income per square foot:

Property	Lease Term Remaining At Acquisition (Years)	Renewal Options	Rentable Square Footage	Rental Income / Per Square Foot
Senath, MO	12.7	Four 5-year options	9,014	$8.09
Flippin, AR	5.5	One 5-year option	9,014	$2.93
Panama City, FL	5.4	One 5-year option	8,900	$6.33
Humansville, MO	5.3	Four 5-year options	9,075	$4.63
Ash Flat, AR	5.2	None	7,534	$3.50
Willow Springs, MO	5.0	None	8,576	$3.92
Winona, MO	4.0	None	7,500	$4.16
Oak Grove, MO	3.2	Two 5-year options	8,047	$3.43
Greenfield, MO	3.1	One 5-year option	8,064	$6.35
Concordia, MO	2.8	One 5-year option	8,020	$3.73
St. James, MO	2.7	One 5-year option	7,971	$5.33
Seneca, MO	2.7	One 5-year option	8,750	$3.77
Nowata, OK	2.6	One 5-year option	9,014	$3.13
Caney, KS	2.3	One 5-year option	7,517	$3.99
Palmyra, MO	1.7	One 5-year option	8,092	$4.45
Clever, MO	7.9	Five 5-year options	9,014	$8.34

Tractor Supply

On January 10, 2012, we, through our sponsor, entered into a purchase and sale agreement to acquire the fee-simple interest in a build-to-suit Tractor Supply store located in Rio Grande, Texas. The purchase and sale agreement was subsequently amended on March 8, 2012. On June 19, 2012, we closed on the acquisition and acquired the property through an indirect wholly-owned subsidiary of our operating partnership. The seller of the property was JW Rio Grande City VII, Ltd. The seller does not have a material relationship with us and the acquisition was not an affiliated transaction.

The contract purchase price of the Tractor Supply store is approximately $1.9 million, exclusive of closing costs. We funded 100% of the purchase with cash. We may seek to obtain financing on the property post-closing. However, there is no guarantee that we will be able to obtain financing on terms we believe are favorable, or at all.

The Tractor Supply store contains approximately 38,507 rentable square feet and is 100% leased to Tractor Supply Company of Texas, L.P. The lease is guaranteed by Tractor Supply Company. The lease has a 10-year term, with approximately 6.4 years remaining. The lease has five renewal options of five years each with rental increases of 10% under each renewal option.

The lease is net, whereby the landlord is responsible for roof, structure and paved areas. The annualized rental income for the property is approximately $0.2 million, or approximately $4.76 per rentable square foot.

Item 8.01.    Other Events.

On June 20, 2012, the Company’s board of directors authorized and the Company declared an increase to the Company’s annual dividend. The Company will increase its annual distribution by $0.005, from $0.885 to $0.890 per annum. The new annual distribution rate will accrue commencing on August 9, 2012. Distributions will continue to be paid on the 15th day of each month to stockholders of record at the close of business on the 8th day of such month.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press release dated June 20, 2012
99.2	Press release dated June 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

June 21, 2012	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors